Exhibit 99.1

FOR IMMEDIATE RELEASE

OTCQX: DFFN

Diffusion Pharmaceuticals Announces Uplisting to NASDAQ Capital Market

Charlottesville, Virginia (November 8, 2016) – Diffusion Pharmaceuticals Inc. (OTCQX: DFFN), a clinical stage biotechnology company focused on the development of novel small molecule therapeutics for cancer and other hypoxia-related diseases, today announced that its shares of common stock were approved for listing on the NASDAQ Capital Market. Trading on the NASDAQ Capital Market will commence on November 9, 2016, and the Company’s shares of common stock will continue to trade under the ticker symbol “DFFN.”

David G. Kalergis, Chairman and Chief Executive Officer, stated, “Listing on the NASDAQ Capital Market is an important milestone for Diffusion, and I am extremely pleased to have achieved this goal in the growth of the Company. We expect the NASDAQ listing to enhance the Company’s visibility among investors and allow us to attract a broader and more diverse shareholder base.”

About Diffusion Pharmaceuticals

Diffusion Pharmaceuticals is a clinical stage biotechnology company focused on extending the life expectancy of cancer patients by improving the effectiveness of current standard-of-care treatments including radiation therapy and chemotherapy. The Diffusion technology is a paradigm shift in the approach to the treatment of cancer and other diseases involving hypoxia, or oxygen deprivation, in that it facilitates the diffusion of oxygen to hypoxic tissues. Diffusion is developing its lead drug, trans sodium crocetinate (TSC), for use in the many cancer types in which tumor hypoxia (oxygen deprivation) is known to diminish the effectiveness of current treatments. TSC targets the cancer's hypoxic micro-environment, re-oxygenating treatment-resistant tissue and making the cancer cells more vulnerable to the therapeutic effects of treatments such as radiation therapy and chemotherapy, without the apparent addition of any serious side effects.

A Phase 2 clinical program, completed in the second quarter of 2015, evaluated 59 patients with newly diagnosed glioblastoma multiforme (GBM). This open label, historically controlled study demonstrated a favorable safety and efficacy profile for TSC combined with standard of care. The U.S. Food and Drug Administration has guided the design of a Phase 3 trial in newly diagnosed GBM. Additional planned studies, subject to receipt of necessary financing, include a Phase 2 trial in pancreatic cancer and a study in brain metastases. Due to its novel mechanism of action, TSC has safely re-oxygenated a range of tumor types in our preclinical and clinical studies. Diffusion believes its therapeutic potential is not limited to specific tumors, thereby making it potentially useful to improve standard- of-care treatments of other life-threatening cancers and multiple hypoxia-linked disorders.

Forward-Looking Statements

To the extent any statements made in this news release deal with information that are not historical facts, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the company's plans, objectives, expectations  and intentions with respect to future operations and products, the potential of Diffusion’s technology and product candidates, the continued development of TSC in GBM, pancreatic cancer and possibly other indications and other statements that are not historical in nature, including those that utilize terminology such as "would," "will," "plans," "possibility," "potential," "future," "expects," "anticipates," "believes," "intends," "continue," "continue," “estimates,” “targets,” “projects,” “intends,” other words or expressions of similar meaning, derivations of such words or expressions and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain and involve both known and unknown risks. These uncertainties and risks may cause Diffusion's actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include; general business and economic conditions; Diffusion’s need for and ability to obtain additional financing; Diffusion’s ability to satisfy regulatory requirements with respect to its product candidates; Diffusion’s ability to maintain and defend its intellectual property; the conduct and success of Diffusion’s clinical trials, including successful enrollment in those trials; the safety and efficacy of Diffusion’s product candidates; Diffusion’s ability to retain and recruit qualified personnel; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; and the other factors discussed in Diffusion’s public filings, including the risk factors including in Diffusion’s most recent Annual Report on Form 10-K. All forward-looking statements in this news release speak only as of the date of this news release and are based on Diffusion’s management's current beliefs and expectations. Investors, potential investors and other reads are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Diffusion undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise after the date of this release, except as required by applicable law.

Diffusion Pharmaceuticals Contacts

David Kalergis

Chief Executive Officer

Diffusion Pharmaceuticals Inc.

(434) 220-0718

dkalergis@diffusionpharma.com

Stephanie Carrington

ICR Inc.

(646) 277-1282

Stephanie.Carrington@icrinc.com